FOR IMMEDIATE RELEASE

ADA-ES ANNOUNCES FIRST QUARTER RESULTS

LITTLETON, CO - May 11, 2004 - ADA-ES, Inc. (OTCBB: ADES) today announced financial results for the first quarter ended March 31, 2004. See attached tables.

For the first quarter, total revenues increased 22% to $1,540,000 from $1,267,000 in the first quarter of 2003. Revenues in the Company's mercury emission control segment rose 96% in the first quarter over the same period last year, which more than offset lower sales in the Company's flue gas conditioning and combustion aids segments. Because of inherently lower margins from time and materials contracts in ADA-ES' mercury emission control segment, and increasing participation in research and development activities, there was a net loss of $24,000 or $.01 per diluted share in the first quarter, compared to net income of $58,000 or $.02 per diluted share in the same period a year ago.

Dr. Michael Durham, President of ADA-ES, stated, "We continued to see strong growth from our mercury emission control segment, evidenced by a 96% increase in sales over the first quarter of 2003. Clearly this area of the business has become our largest revenue source and we expect that to be the case for the foreseeable future. In this regard, we are currently performing services under three Department of Energy and industry co-funded contracts, which, assuming continued government and industry support, should generate approximately $5.1 million in revenues for ADA-ES in 2004.

"We recently signed one of these contracts - a $10 million 5-year agreement with We Energies to provide mercury measurement and control at its Presque
Isle plant in Michigan. We are enthusiastic about participating in this $53 million ground breaking program, which will be the nation's first full-scale installation of the Electric Power Research Institute TOXECON(tm) process. The project, one of six selected under President Bush's Clean Coal Power
Initiative, will provide the design information and operating and performance data necessary to evaluate how the TOXECON(tm) technology might apply to many of the 1,100 coal-fired boilers facing pending mercury control regulations."

Dr. Durham continued, "In April, we entered into a cooperative agreement with Thermo Electron Corporation, the leading supplier of stack gas monitors to the U.S. power generation market, to develop a continuous emission monitoring system (CEMS) for the measurement of mercury in flue gas. After Thermo designs and manufactures the mercury CEMS, we expect to conduct field validation prior to the product's commercialization, expected in April 2005. Importantly, the comprehensive field studies we anticipate will allow us to evaluate sorbent injection based mercury removal systems under a broad range of flue gas matrices and operating conditions, and, at the same time, demonstrate the suitability of Thermo's mercury CEMS."

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ADA-ES, Inc. News Release					  			Page 2
May 11, 2004


Dr. Durham concluded, "We are focused on continuing to capitalize on our unique market position and strategic relationships in the emerging mercury emission control industry. Revenues in the first quarter were somewhat lower than we had anticipated due to delays in certain government and industry supported projects, but we believe these amounts are not lost and will be recognized in the future when the work is performed. Additionally, we are confident that we will meet our previously stated goal to achieve 30% revenue growth in fiscal 2004, producing revenues of approximately $7.6 million for the year. We look forward to updating you with our progress."

Conference Call
Management will conduct a conference call on Tuesday, May 11, 2004 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 973-317-5319 - please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call. The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements in this document that are based on information the Company believes reasonable, but such projections and statements involve significant uncertainties. Actual events or results - including predicted revenues and achievement of positive cash flow - could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing market demand for ADA-ES chemicals and systems and changes in technology, laws or regulations, demand for the company's securities, and other factors discussed in the company's filings with the U.S. Securities and Exchange Commission.

Contact:
ADA-ES, Inc.					  -or- Investor Relations
Counsel
Michael D. Durham, Ph.D., MBA, President	  The Equity Group Inc.
Mark H. McKinnies, CFO				  www.theequitygroup.com
(303) 734-1727		                    Loren G. Mortman, (212) 836-9604
www.adaes.com 					  LMortman@equityny.com
							  Lauren Barbera, (212) 836-9610
							  LBarbera@equityny.com

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ADA-ES, Inc. News Release			                    Page 3
May 11, 2004

                       ADA-ES, Inc. and Subsidiary
               Consolidated Statements of Operations (Unaudited)
                Three Months Ended March 31, 2004 and 2003
                 (amounts in thousands, except per share)

                                                     2004               2003
 REVENUES:                                           ----               ----
     Flue gas conditioning                         $  421             $  600
     Mercury emission control                       1,021                512
     Combustion aids and other                         98                155
                                                    -----              -----
        Total revenues                              1,540              1,267

COST OF SERVICES                                      846                560
                                                    -----              -----
GROSS MARGIN                                          694                707

COST AND EXPENSES:
    General and administrative                        456                476
    Research & development                            216                150
    Depreciation and amortization                      36                 24
                                                    -----              -----
             Total expenses                           708                650
                                                    -----              -----
OPERATING INCOME (LOSS)                               (14)                57

OTHER INCOME (EXPENSE):
    Interest expense                                  (14)                (1)
    Other, net                                          4                  2
                                                    -----              -----
     Total other income (expense)                     (10)                 1
                                                    -----              -----
NET INCOME (LOSS)                                  $  (24)            $   58
                                                   ======             ======
NET INCOME PER COMMON Share (as adjusted,
 Basic and Diluted):                               $ (.01)            $  .02
                                                   ======             ======
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING (adjusted):                            3,687              3,355
                                                   ======             ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for March 31, 2004.



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ADA-ES, Inc. News Release                           	   Page 4
May 11, 2004


                    ADA-ES, Inc. and Subsidiary
                Consolidated Balance Sheets (Unaudited)
                         (amounts in thousands)

                                                        3/31/04   12/31/03
                           	ASSETS

CURRENT ASSETS:
  Cash, and cash equivalents                            $   651   $  777
  Trade receivables, net of allowance for doubtful
   accounts of $5 	                                  1,139    1,065
  Prepaid expenses, inventory and other                     190      199
                                                          -----    -----
      Total current assets	                            1,980    2,041
                                                          -----    -----

PROPERTY AND EQUIPMENT, at cost                           1,522    1,251
    Less accumulated depreciation and amortization         (825)    (791)
                                                          -----    -----
          Net property and equipment        	            697      460

GOODWILL, net of amortization                             2,024    2,024
INTANGIBLE ASSETS, net of amortization                      112      112
DEFERRED TAX BENEFIT and other assets                        64       63
                                                         ------    -----
TOTAL ASSETS       	                                $ 4,877  $ 4,700
	                         	                     ======   ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Account payable	                                      $   412  $   162
  Accrued expenses                                          278      214
  Current portion long-term debt                            115      122
  Deferred revenues                                         116      185
                                                          -----    -----
	Total current liabilities                             921      683
                                                          -----    -----
LONG-TERM LIABILITIES:
  Notes and accrued interest payable to related party       309      305
  Notes payable, net of current portion                     166      491
  Deferred compensation and other liabilities	             56      248
                                                          -----    -----
      Total long-term liabilities                           531    1,044
                                                          -----    -----
STOCKHOLDERS' EQUITY:
  Common stock no par value                               4,943    4,467
  Accumulated deficit	                                 (1,518)  (1,494)
                                                         ------   ------
	Total stockholders' equity                          3,425    2,973
                                                         ------   ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	        $ 4,877  $ 4,700
                                                         ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for March 31, 2004.

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